EISNERAMPER

INFORM, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2019 and DECEMBER 31, 2018

INFORM, INC.

Contents

EISNERAMPER

EisnerAmper LLP
111 Wood Avenue South
Iselin, NJ 08830-2700
T 732.243.7000
F 732.951.7400
www.eisneramper.com

INDEPENDENT AUDITORS' REVIEW REPORT

To the Board of Directors and Shareholders of
Inform, Inc.

Report on the Financial Statements

We have reviewed the financial statements of Inform, Inc. (the "Company"), which comprise the balance sheet as of September 30, 2019, and the related statements of operations, stockholders' deficit, and cash flows for the nine-month periods ended September 30, 2019 and 2018.

Management's Responsibility

Management is responsible for the preparation and fair presentation of the financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditor's Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

Note B of Inform, Inc.'s audited financial statements as of December 31, 2018, and for the year then ended, discloses that the Company has experienced recurring net losses, cash outflows from operating activities, and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Our auditors' report on those financial statements includes an emphasis-of-matter paragraph referring to the matters in Note B of those financial statements and indicates that those matters raised substantial doubt about the Company's ability to continue as a going concern. As indicated in Note B of the Company's unaudited interim financial information as of September 30, 2019, and for the nine months then ended, the Company was still experiencing recurring net losses, cash outflows from operating activities, and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. The accompanying interim financial information does not include any adjustments that might result from the outcome of this uncertainty.

EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
March 31, 2020

INFORM, INC.

Balance Sheets
(See independent accountants' review report and notes to financial statements)

		September 30, 2019 Unaudited		December 31, 2018 Audited
ASSETS				
Current assets:				
Cash and cash equivalents	$	24,685	$	424
Accounts receivable, net of allowances of $48,425 and $49,637, respectively		1,577,782		2,291,852
Prepaid expenses and other current assets		59,278		60,929
Total current assets		1,661,745		2,353,205
Property and equipment, net		-		91,153
Other assets		71,108		71,040
Total assets	$	1,732,853	$	2,515,398
LIABILITIES AND STOCKHOLDERS' DEFICIT				
Convertible notes payable, net of unamortized discount of $0 and $165,910, respectively	$	14,687,000	$	14,521,090
Note payable for acquisition consideration		1,400,000		1,400,000
Due to factor		-		1,370,739
Notes payable		1,813,605		1,582,605
Notes payable – Bright Mountain		1,156,887		-
Note payable with related party		467,224		467,224
Accrued interest		6,154,064		4,776,583
Accounts payable		10,855,913		10,192,975
Accrued liabilities		261,525		592,457
Deposit – preferred stock		469,413		469,413
Total liabilities		37,265,631		35,373,086
Stockholders' deficit:				
Series A1 preferred stock, par value $0.001 per share, 20,000,000 shares authorized; 13,350,200 shares issued and outstanding, and with a liquidation preference of $33,375,500		13,305		13,305
Common stock, $0.001 par value per share, 30,000,000 shares authorized; 120,687 shares issued and outstanding		121		121
Additional paid-in capital		39,993,598		39,893,604
Accumulated deficit		(75,539,802)		(72,764,718)
Total stockholders' deficit		(35,532,778)		(32,857,688)
Total liabilities and stockholders' deficit	$	1,732,853	$	2,515,398

INFORM, INC.

Statements of Operations
(See independent accountants' review report and notes to financial statements)

	Nine Months Ended September 30,	
	2019 Unaudited	**2018 Unaudited**
Revenue	**$ 3,402,709**	$ 6,256,763
Cost of revenue	**2,365,849**	5,270,193
Gross profit	**1,036,860**	986,570
Selling, general and administrative expenses	**2,113,408**	5,333,253
Operating loss	**(1,076,548)**	(4,346,683)
Other expense:		
Loss on disposal of property and equipment	**-**	(16,121)
Interest expense, net	**(1,693,605)**	(2,828,602)
Total other expense	**(1,693,605)**	(2,844,723)
Net loss before taxes	**(2,770,153)**	(7,191,406)
Income tax expense	**4,931**	4,131
Net loss	**$ (2,775,084)**	$ (7,195,537)

INFORM, INC.

Statements of Stockholders' Deficit
(See independent accountants' review report and notes to financial statements)

	Series A1 Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount			
Balance, January 1, 2018	13,350,200	$ 13,305	120,687	$ 121	$ 39,573,943	$ (63,737,331)	$ (24,149,962)
Share-based compensation	-	-	-	-	240,153	-	240,153
Net loss	-	-	-	-	-	(7,195,537)	(7,195,537)
Balance, September 30, 2018	13,350,200	13,305	120,687	121	39,814,096	(70,932,868)	(31,105,346)
Balance, January 1, 2019	13,350,200	13,305	120,687	121	39,893,604	(72,764,718)	(32,857,688)
Share-based compensation	-	-	-	-	99,994	-	99,994
Net loss	-	-	-	-	-	(2,775,084)	(2,775,084)
Balance, September 30, 2019	**13,350,200**	**$ 13,305**	**120,687**	**$ 121**	**$ 39,993,598**	**$ (75,539,802)**	**$ (35,532,778)**

INFORM, INC.

Statements of Cash Flows
(See independent accountants' review report and notes to financial statements)

	Nine Months Ended September 30, 2019 Unaudited	Nine Months Ended September 30, 2018 Unaudited
Cash flows from operating activities:		
Net loss	$ (2,775,084)	$ (7,195,537)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation	91,153	45,256
Provision for doubtful accounts	(1,212)	42,015
Amortization of software and website development costs	-	169,899
Amortization of debt discount on convertible notes	165,910	1,347,521
Gain on settlements	(897,738)	(64,755)
Loss on sale of property and equipment	-	16,121
Share-based compensation	99,994	240,153
Changes in assets and liabilities:		
Accounts receivable	715,282	2,490,315
Prepaid expenses and other assets	1,583	120,010
Accounts payable and accrued liabilities	2,607,225	2,872,025
Net cash provided by operating activities	7,113	83,023
Cash flows from investing activities:		
Proceeds from sale of property and equipment	-	553
Net cash provided by investing activities	-	553
Cash flows from financing activities:		
Payments through factoring arrangement	(1,370,739)	(1,960,004)
Proceeds from notes payable	231,000	1,080,000
Proceeds from notes payable – Bright Mountain	1,156,887	-
Proceeds from issuance of preferred stock	-	462,537
Net cash provided by (used in) financing activities	17,148	(417,467)
Net change in cash and cash equivalents	24,261	(333,891)
Cash and cash equivalents, beginning of period	424	367,679
Cash and cash equivalents, end of period	$ 24,685	$ 33,788
Noncash activities:		
Extinguishment of vendor debt	$ 897,738	$ -
Supplementary cash flow information:		
Cash paid for interest	$ -	$ -

NOTE A - NATURE OF BUSINESS

Inform, Inc. (the "Company"), headquartered in Atlanta, Georgia, is a syndicator of video to the Associated Press's member and associated member companies. Partnering with content producers, the Company serves the online news market in aggregating and distributing news video through arrangements with content and distribution partners throughout the United States of America.

NOTE B - GOING CONCERN

At September 30, 2019, the Company had cash of $24,685, a working capital deficiency of $35,603,886, and an accumulated deficit of $(75,539,802). Additionally, the Company has incurred losses since its inception as infrastructure and development costs were incurred in advance of obtaining customers. These conditions raise substantial doubt about its ability to continue as a going concern.

Management has taken several actions to ensure that the Company will continue as a going concern through March 31, 2021, as further discussed in Note L, *Subsequent Events*. Management intends to raise additional equity or debt, including convertible debt, during the year which will enable the Company to continue as a going concern through March 31, 2021. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Accounting principles:

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Financial Accounting Standards Board ("FASB") has established the Accounting Standards Codification ("ASC") as the source of authoritative accounting principles to be applied in the preparation of financial statements in accordance with GAAP.

[2] Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. Actual results could differ from those estimates.

[3] Fair value measurements:

For all financial instruments, assets, and liabilities required to be recognized or disclosed at fair value on a recurring basis, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a fair value hierarchy which gives the highest priority to observable inputs such as quoted prices in active markets for identical assets or liabilities (Level 1), the next highest priority to inputs from observable data and other than quoted prices (Level 2), and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[4] Cash and cash equivalents:

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Such investments are stated at cost, which approximates fair value. The Company maintains its cash in bank deposit accounts, which at times exceed the Federal Deposit Insurance Corporation insurance limits. The Company has not experienced losses in such accounts and does not believe it is exposed to any significant credit risk.

[5] Property and equipment:

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated lives of the assets ranging from three to seven years.

[6] Accounts receivable:

The Company reports receivables at net realizable value. In the normal course of business, the Company extends unsecured credit to its customers, with no collateral requirements. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance. As of September 30, 2019, management has determined that an allowance of $48,425 was necessary.

[7] Revenue recognition:

On January 1, 2019, the Company adopted Accounting Standards Update ("ASU") 2014-09, *Revenue from Contracts with Customers (Topic 606)* ("Topic 606") using the "modified retrospective" method, meaning the standard is applied only to the most current period presented in the financial statements. Furthermore, we elected to apply the standard only to those contracts which were not completed as of the date of the adoption. Results for reporting periods beginning on the date of adoption are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with accounting standards in effect for those periods. Following the adoption of Topic 606, the Company will continue to recognize revenue at a point-in-time when control of services are transferred to the customer. This is consistent with the Company's previous revenue recognition accounting policy.

To determine revenue recognition for arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that Company will collect the consideration it is entitled to in exchange for the advertising services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the advertising services promised within each contract and determines those that are performance obligations and assesses whether each promised advertising service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation based on relative fair values, when (or as) the performance obligation is satisfied.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[7] Revenue recognition: (continued)

The Company has one revenue stream generated directly from publishing advertisements. The revenue is earned when advertisements are displayed. Specific revenue recognition criteria for the advertising revenue stream is as follows:

- Revenue is generated from display advertising on a cost per impression basis that enables advertisers to pay based on the number of times advertisements are displayed through online publishers that the Company has revenue sharing arrangements with for the use of the publisher's distribution services.

- Revenues are recognized net of adjustments based on the traffic generated and is billed monthly. The Company subsequently settles these transactions with publishers at which time adjustments for invalid traffic may impact the amount collected.

[8] Cost of revenue:

Cost of revenue generally consists of the cost of hosting fees and revenue sharing expense with content providers and publishers that provide distribution services.

[9] Advertising costs:

The Company expenses advertising costs as they are incurred. Advertising expense charged to operations totaled $0 and $0 for the nine months ended September 30, 2019 and 2018, respectively. Advertising expense is reported under selling, general and administrative expenses in the accompanying statements of operations.

[10] Concentrations:

The Company generates revenues from various customers. During the nine months ended September 30, 2019, sales from two customers represented approximately 88% of revenue. These customers represented approximately 91% of outstanding accounts receivable as of September 30, 2019. During the nine months ended September 30, 2019, no other customers represented greater than 10% of revenues. During the nine months ended September 30, 2019, no vendors represented greater than 10% of services.

[11] Intangible assets:

The Company recognizes specifically identifiable intangible assets when a specific right or contract is acquired. Finite-lived intangible assets are amortized on the straight-line basis over the lesser of the underlying contractual or estimated useful lives.

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[11] Intangible assets: (continued)

quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the nine months ended September 30, 2019 and 2018, no impairment loss was recorded related to intangible assets.

[12] Capitalized software and website development costs:

The Company capitalizes eligible costs to develop internal-use software and websites that are incurred subsequent to the preliminary project stage through the development stage. The estimated useful life of costs capitalized is evaluated for each specific project. Actual economic lives may differ from estimated useful lives. Periodic reviews could result in a change in estimated useful lives and therefore amortization expense in future periods.

[13] Share-based compensation:

The Company accounts for its stock compensation arrangements at fair value. Fair value of each option grant is estimated on the date of grant using the Black-Scholes-Merton Model. The calculated fair value is recognized as expense over the requisite service period, using the straight-line method. Share-based compensation is included in selling, general and administrative expenses in the accompanying statements of operations.

[14] Income taxes:

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is created for deferred tax assets unless it is considered more likely than not that deferred tax assets will be realized. The Company's tax returns are subject to examination for the years of 2012–2018.

Management has evaluated all other tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at September 30, 2019 and 2018.

[15] New accounting pronouncements:

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-09, *Revenue from Contracts with Customers*. ASU 2014-09 will eliminate transaction and industry-specific revenue recognition guidance under current GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU No. 2015-14, *Revenue from Contracts with Customers: Deferral of Effective Date*, to defer the effective date of ASU 2014-09 for all entities by one year. ASU 2014-09 is therefore effective for annual reporting periods beginning after December 15, 2018. Early application is permitted for annual reporting periods beginning after December 15, 2016. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The adoption of this ASU and its application in future periods did not have a material effect on our financial statements.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[15] New accounting pronouncements: (continued)

In January 2016, the FASB issued No. ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2018, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. Adoption of this new standard did not have any impact on the Company's financial statements.

The FASB's new leases standard, ASU 2016-02, *Leases (Topic 842)*, was issued on February 25, 2016. ASU 2016-02 is intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets referred to as "Lessees" to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the financial statements. Under the new guidance, a Lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a capital or operating lease.

However, unlike current GAAP which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases (i.e. operating and capital) to be recognized on the balance sheet. The FASB lessee accounting model will continue to account for both types of leases. The capital lease will be accounted for in substantially the same manner as capital leases are accounted for under existing GAAP. The operating lease will be accounted for in a manner similar to operating leases under existing GAAP, except that lessees will recognize a lease liability and a lease asset for all of those leases.

The new lease standard also provides practical expedients for an entity's ongoing accounting. These include a short-term lease recognition exemption under which the Company would not need to recognize the right of use ("ROU") assets or lease liabilities, including not recognizing ROU assets or lease liabilities for existing short-term leases. There is also a practical expedient to not separate lease and non-lease components for certain classes of assets (office buildings).

The leasing standard will be effective for fiscal years beginning after December 15, 2019. Early application is permitted. See Note J for the Company's current lease commitments. The Company is currently in the process of evaluating the impact that this new leasing ASU will have on its financial statements.

In April 2016, the FASB issued ASU No. 2016-15, *Classification of Certain Cash Receipts and Cash Payments*. ASU 2016-15 provides guidance regarding the classification of certain items within the statement of cash flows. ASU 2016-15 is effective for annual periods beginning after December 15, 2018, with early adoption permitted. The adoption of this ASU did not have a material effect on our financial statements.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[15] New accounting pronouncements: (continued)

In June 2016, the FASB issued ASU No. 2016-13 ("ASU 2016-13"), *Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments*. This ASU significantly changes how entities will account for credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The provisions of this ASU, and subsequent ASUs that were issued to clarify its application, are effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years, and are to be applied using a prospective approach with a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. We will adopt ASU 2016-13 on January 1, 2023. The presentation of credit losses for periods prior to January 1, 2023 will remain unchanged and in accordance with *Receivables (Topic 310)*. We do not expect the adoption of this ASU or its application in future periods to have a material effect on our financial statements.

In January 2017, the FASB issued ASU No. 2017-04, *Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment*. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption is permitted. We do not expect the adoption of this ASU to have a material effect on our financial statements.

In June 2018, the FASB issued ASU No. 2018-07, *Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting*. This amendment modifies the accounting requirements on share-based payments for acquiring goods or services from nonemployees. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that this new guidance will have on its related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, *Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement*. This amendment modifies the disclosure requirements on fair value measurements. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that this new guidance will have on its related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, *Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes*. This ASU removes certain exceptions for investments, intraperiod allocations and interim tax calculations and adds guidance to reduce complexity in accounting for income taxes. The effective date of the standard will be for annual periods beginning after December 15, 2021, with early adoption permitted. The various amendments in the standard are applied on a retrospective basis, modified retrospective basis and prospective basis, depending on the amendment. The Company is currently evaluating the new guidance to determine the impact it may have on its financial statements.

NOTE D - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Computers and equipment	$ 186,903	$ 186,903
Software	10,163	10,163
Leasehold improvements	7,477	7,477
Furniture and fixtures	229,543	229,543
Total property and equipment	434,086	434,086
Less: accumulated depreciation	(434,086)	(342,933)
Property and equipment, net	$ -	$ 91,153

Depreciation expense totaled $91,153 for the nine months ended September 30, 2019.

NOTE E - INTANGIBLE ASSETS

The Company amortizes intangible assets with finite lives on a straight-line basis over their estimated useful lives as follows:

Capitalized software and website development costs	2 years

The carrying amount of the intangible assets as of September 30, 2019 and December 31, 2018 is $0.

Amortization expense on intangible assets totaled $0 for the nine months ended September 30, 2019.

The Company has capitalized certain development costs associated with both the Company's software related to certain video player technology as well as the Company's website. During the nine months ended September 30, 2019, the Company capitalized $0 of such development costs. As of September 30, 2019, a total of $0 of remaining unamortized development costs is reported on the Company's balance sheet.

NOTE F - DEBT AND WARRANTS

[1] Convertible notes payable:

During the period from December 2014 through December 31, 2018, the Company issued convertible notes payable as follows: $1,300,000 during the year ended December 31, 2014, $7,062,000 during the year ended December 31, 2015, $2,050,000 during the year ended December 31, 2016, $4,275,000 during the year ended December 31, 2017, and $0 during the year ended December 31, 2018. The convertible notes payable accrue interest at 10% per annum. The principal, together with all accrued and unpaid interest, is due and payable in full on the earliest of (i) various dates during 2018, (ii) immediately prior to the closing of a sale or merge of the Company, or (iii) the occurrence of an event of default. The convertible notes payable are subordinate to the factoring agreement described in Note F[3].

NOTE F - DEBT AND WARRANTS (CONTINUED)

[1] Convertible notes payable: (continued)

As of the date of these financial statements, the convertible notes have not been paid nor converted.

According to GAAP, proceeds from the sale of debt instruments with stock purchase warrants (detachable call options) shall be allocated to the two elements based upon the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds allocated to the warrants shall be accounted for as additional paid-in capital and recorded as a debt discount and be charged to interest expense over the life of the convertible note. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. Also, any embedded conversion features present in the convertible instrument shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. As discussed above, the conversion feature and warrants on the convertible debt are related to either a) common stock or b) Series A1 preferred stock.

During the nine months ended September 30, 2019 and the year ended December 31, 2018, the Company issued 0 and 8,000 warrants, respectively.

[2] Note payable for acquisition consideration:

On May 29, 2015, the Company acquired the assets of Reverb. In connection with this acquisition, the Company entered into a promissory note with Reverb for a total of $1,450,000. The note, which is noninterest bearing, matured on August 27, 2015. During the year ended December 31, 2015, the Company made payments of $50,000 on this principal amount. In accordance with the terms of the note, as the Company failed to pay the remaining principal amount of $1,400,000 by the maturity date, this note is in default as of December 31, 2015, and Reverb may declare immediately due and payable the entire principal balance. As of the date of the issuance of these financial statements, no indemnification claims have been made by the Company. The convertible notes payable are subordinate to the factoring agreement described in Note F[3].

[3] Factoring agreement:

During 2016, the Company entered into a factoring agreement with Fast Pay Partners LLC ("Fast Pay"). Under the factoring agreement, Fast Pay will from time to time purchase receivables from the Company up to a maximum of $7,000,000. Upon receipt of any advance under the factoring agreement, the Company will have sold and assigned all of their rights in such receivables and all proceeds thereof to Fast Pay, with full recourse. The factoring fee for receivables bought under the factoring agreement is 0.8% of the gross value of the invoice for the initial 30 day period, plus an additional fee of 0.8% prorated daily on the gross value of the invoiced amount outstanding, commencing on day 30, if the receivable remains outstanding by the debtor. The factoring agreement is collateralized by the accounts receivables of the Company. The balance due to the factor totaled $0 and $1,370,739 as of September 30, 2019 and December 31, 2018, respectively.

Trade receivables factored amounted to $1,370,739 and $1,960,004 during the nine months ended September 30, 2019 and 2018, respectively. Factoring fees paid under this arrangement were $150,251 and $217,213 during the nine months ended September 30, 2019 and 2018, respectively, and are included in interest expense, net.

NOTE F - DEBT AND WARRANTS (CONTINUED)

[4] Notes payable:

On May 29, 2015, the Company agreed to issue a vendor a promissory note for amounts owed of $367,605. This note bears interest at 6% per annum commencing on May 1, 2015. The balance due for this note as of September 30, 2019 was $367,605. Accrued interest for the note as of September 30, 2019 was $97,415.

On June 26, 2018, the Company agreed to issue another vendor a promissory note for amounts owed of $400,000. This note bears interest at 6.5% per annum commencing on June 1, 2018. The balance due for this note as of September 30, 2019 was $370,000. Accrued interest for the note as of September 30, 2019 was $32,717.

At various dates in 2019 and 2018, the Company entered into notes payable agreements totaling $1,076,000 (the "Bridge Notes"). The Bridge Notes bear interest at 10% per annum. The principal, together with all accrued and unpaid interest, is due and payable in full on the earlier of (i) the closing a potential credit facility with Bright Mountain Media, Inc. (see Note O) or (ii) 24 months following the issuance of the notes. Whether or not the credit facility closes as contemplated, the Bridge Notes shall be repaid upon the maturity date with an additional 2 times premium.

The notes payable are subordinate to the factoring agreement described in Note F[3].

[5] Note payable with related party:

In December 2014, an executive of the Company advanced the Company $469,912 for the purpose of the Company obtaining working capital. On January 29, 2015, the Company entered into a promissory note with the related party which included the $469,912 advance as of December 31, 2014. The note payable for a total of $943,149 accrues interest at 10% per annum, and $475,000 was repaid upon the closing of the Loan and Security Agreement with Gibraltar. The principal of $467,224 as of September 30, 2019 and December 31, 2018, together with all accrued and unpaid interest, is due and payable in full on the earliest of (i) the mutual agreement between the Company and the holder, (ii) immediately prior to the closing of a sale or merge of the Company, or (iii) the occurrence of an event of default.

[6] Notes payable – Bright Mountain:

From March to December 2019, the Company entered into various promissory note agreements with Bright Mountain Media, Inc. ("Bright Mountain") totaling $1,156,887 for the purpose of the Company obtaining working capital. The notes payable for accrues interest at 6% per annum, of which none was paid as of September 30, 2019. The principal, together with all accrued and unpaid interest, is due and payable on October 1, 2019. In lieu of repayment, the loans were forgiven and considered as part of consideration in the transaction described in Note L.

[7] Maturities:

The maturities of all debt outstanding at September 30, 2019 are as follows:

2019	$ 19,524,716
2020	-
Total	$ 19,524,716

NOTE F - DEBT AND WARRANTS (CONTINUED)

[8] Warrants:

At September 30, 2019 and December 31, 2018, there was a total of 4,400,238 and 4,400,238, respectively, warrants outstanding to purchase preferred stock. There were 0 warrants to purchase preferred stock issued during the nine months ended September 30, 2019. All such warrants to purchase preferred stock were issued as part of convertible notes.

At September 30, 2019 and December 31, 2018, there were totals of 4,828,126 and 4,828,126 warrants outstanding to purchase common stock, respectively. Of these warrants, 0 and 4,410,679 were issued during the nine months ended September 30, 2019 and year ended December 31, 2018, respectively, and these warrants were exercisable upon issuance.

These warrants are not mandatorily redeemable, do not obligate the Company to repurchase its equity shares by transferring assets or issue a variable number of shares and expire beginning in 2018 through 2025.

NOTE G - STOCKHOLDERS' DEFICIT

As of September 30, 2019 and December 31, 2018, the Board of Directors has authorized for issuance 50,000,000 shares, of which 30,000,000 shares of stock are designated as common stock, with a par value of $0.001 per share and 20,000,000 shares of stock are designated as preferred stock with a par value of $0.001 per share, all of which shall be designated Series A1 preferred stock.

Each holder of Series A1 preferred stock shall be entitled to non-cumulative cash dividends at a rate of 8% per annum on the original issue price, as, and if, declared by the Board of Directors of the Company. There were no dividends declared or accrued as of or for the nine months ended September 30, 2019 and year ended December 31, 2018. In the event of a liquidation event, dissolution, or winding up of the Company, the holders of Series A1 preferred stock shall be entitled to be paid an amount equal to $2.50, the original issue price, plus any accrued but unpaid dividends. Any distribution or payment shall be made first to Series A1 preferred stockholders and then to common stockholders, collectively on a pro rata basis.

Each holder of Series A1 shall be entitled to the number of votes equal to the number of common shares into which shares the Series A1 could be converted. Any shares of Series A1 preferred stock may be converted at any time into fully paid nonassessable shares of common stock. The Series A1 preferred stock is convertible into common stock, at the holder's option, at an initial conversion price equaling the original issue price of the Series A1 preferred stock which may be subject to adjustment for diluting issues. Each share of Series A1 preferred stock shall be automatically converted into common stock at the then effective conversion price upon a qualified initial public offering of the Company or upon election of the holders of a majority of the outstanding shares of Series A1 preferred stock.

The Company accepted funds from investors for the issuance of a to-be created Series B of preferred stock. The Company did not create the preferred stock series and has included within the liabilities the amount for which funds were received and the shares to be issued. As of September 30, 2019, the amount of funds received for this series of preferred stock were $469,413. As discussed in Note L - Subsequent Events, the value of these liabilities were converted into shares of the acquirer company.

NOTE H - STOCK OPTIONS AND SHARE-BASED COMPENSATION

The Company's 2008 Stock Incentive Plan (the "2008 Plan"), which is shareholder-approved, was amended and restated during 2015. This amended and restated plan permits the grant of stock options to its employees for up to 7,681,897 shares of unissued common stock. These options give the holders of the options the right to purchase shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based on four years of continuous service and have ten-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control, as defined in the 2008 Plan.

In addition to the Company's 2008 Plan, the Board of Directors approved a grant to an executive of the Company a non-plan stock option to purchase 527,372 shares of common stock in January 2014. The options are nonqualified stock options of which 25% of the shares subject to the option were immediately vested and exercisable and 1/36th of the remaining shares subject to the option shall vest and become exercisable monthly over three years commencing on the date of grant, subject to the executive continuing to provide services to the Company. The options granted to the executive of the Company have a ten-year contractual term and shall become 100% fully vested upon a change of control.

The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model that uses the assumptions noted in the following table. Because the Black-Scholes valuation model incorporates ranges of assumptions for inputs, those ranges are disclosed. The Company estimates volatility based on a comparable market index and has calculated the historical volatility for the index for a period of time that corresponds to the expected term of the option. The expected term is calculated using the simplified method which averages the vesting term and the contractual life of the award. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The assumptions used to calculate fair value of options granted are as follows for the nine months ended September 30, 2019 and 2018:

	2019	2018
Exercise price	N/A	$0.01
Fair value of common stock	N/A	$0.01
Expected dividend yield	N/A	0.00%
Risk-free interest rate	N/A	3.13%
Expected life in years	N/A	7.00
Expected volatility	N/A	58.5%
Forfeiture rate	N/A	0.00%

NOTE H - STOCK OPTIONS AND SHARE-BASED COMPENSATION (CONTINUED)

A summary of stock option activity for the nine months ended September 30, 2019 and the year ended December 31, 2018 is as follows:

Options	Shares	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding at January 1, 2018	8,752,350	$ 1.13	5.9
Granted	575,113	0.01	
Exercised	-	-	
Forfeited or expired	(858,732)	0.84	
Outstanding at December 31, 2018	8,468,731	1.09	5.9
Granted	-	-	
Exercised	-	-	
Forfeited or expired	(484,145)	0.39	
Outstanding at September 30, 2019	**7,984,586**	**$ 1.13**	**4.9**
Exercisable at September 30, 2019	**6,918,318**	**$ 1.14**	**5.3**

There were 1,362,598 stock options available for grant under the 2008 Plan as of September 30, 2019.

NOTE I - LEASES

For the nine months ended September 30, 2019 and 2018, the Company leased office space in Georgia under an operating lease arrangement that has an expiration date in November 2020. The future minimum payments required under the operating leases are as follows for the years ending December 31:

	Minimum Lease Commitments
2019	$ 94,133
2020	353,598
Total	$ 447,731

Rental expense totaled $287,238 and $336,045 for the nine months ended September 30, 2019 and 2018, respectively.

NOTE J - COMMITMENTS AND CONTINGENCIES

On October 12, 2015, the Company received a demand letter from an attorney representing the sellers of Reverb demanding that the Company pay the outstanding note payable (see Note F[2]). As of the date these financial statements were available to be issued, the Company has not yet paid the amounts owed.

The Company from time to time is involved in various lawsuits, legal proceedings, or claims that arise in the ordinary course of business. The Company does not believe any such legal proceedings or claims will have, individually or in the aggregate, a material adverse effect on the business, results of operations, financial position, or cash flows. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the business.

When the Company reaches settlements with vendors relating to an outstanding liability, any gain or loss is recorded in selling, general and administrative expenses as a settlement. Gain on settlements of $897,738 and $64,756 were recorded during the nine months ended September 30, 2019 and 2018, respectively.

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

NOTE K - TRANSACTIONS WITH RELATED PARTIES

As discussed previously in Notes F[4] and F[5], at September 30, 2019 and December 31, 2018, the Company had notes payables with related parties.

NOTE L - SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 31, 2020, the date these financial statements were available to be issued. The following events were considered necessary for disclosure.

In November 2019, the Company effectuated a transaction in which it spun-off a portion of the business into a company called News Distribution Network, Inc. ("NDN"). Shareholders and debt holders of Inform have the ability to stay with Inform or become shareholders or debt holders of NDN.

Effective November 18, 2019, the Company closed a previously announced Merger Agreement by and among Bright Mountain Media, Inc., a Florida corporation ("Bright Mountain Media"), and its wholly-owned subsidiary BMTM2, Inc., a Florida corporation (the "Merger Sub"). Bright Mountain Media agreed to issue up to an aggregate of 22,000,000 shares of its common stock (the "Total Consideration Shares") and warrants to purchase shares of Bright Mountain Media common stock. The value of the Total Consideration Shares is $33,000,000. In addition, the notes payable to Bright Mountain Media of $1,156,887 were considered part of the purchase price, for a total purchase price of $34,156,887. Each share of NDN's outstanding Series A1 Preferred Stock and common stock, shall be cancelled and extinguished and converted into the right to receive shares of Bright Mountain Media's common stock based upon a paid-in capital basis, and subject to a $1.75 conversion price of NDN's common stock. Bright Mountain Media agreed to assume up to $4,000,000 in accounts payable liabilities and assumed no other debt. The liabilities not assumed by Bright Mountain Media in the acquisition remain liabilities of the Company.